Exhibit 2.2

SUPPLEMENT FOR MERGER SUB ACCESSION TO

AGREEMENT AND PLAN OF REORGANIZATION

This SUPPLEMENT FOR MERGER SUB ACCESSION TO AGREEMENT AND PLAN OF REORGANIZATION is dated as of the 30th day of May, 2013 (this “Supplement”), and supplements that Agreement and Plan of Reorganization, dated as of January 29, 2013 (as may be amended from time to time in accordance with the terms thereof, the “Agreement”), by and between United Bankshares, Inc., a West Virginia corporation (“United”), and Virginia Commerce Bancorp, Inc., a Virginia corporation (“VCBI”).

WHEREAS, terms used but not otherwise defined herein have the meanings specified in the Agreement; and

WHEREAS, pursuant to Section 2.01 of the Agreement, United has determined to consummate the Merger in part through the merger of VCBI with and into George Mason Bankshares, Inc., a Virginia corporation (the “Merger Sub”).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations and warranties contained in the Agreement, the parties agree as follows:

1. Agreement. Merger Sub agrees (i) to be bound by and subject to the terms of the Agreement, (ii) to become a party to the Agreement, as provided by Section 2.01 thereof, (iii) to perform all obligations and agreements set forth therein and (iv) to adopt the Agreement with the same force and effect as if the undersigned were originally a party thereto.

2. Notice. Any notice required to be provided pursuant to Section 10.07 of the Agreement shall be given to the Merger Sub at the following address:

George Mason Bankshares, Inc.

11185 Main Street

Fairfax, Virginia 22030

Attention: Richard M. Adams

[Signature page follows this page.]

IN WITNESS WHEREOF, this Supplement has been duly executed and delivered by the undersigned, duly authorized thereunto as of the date first hereinabove written.

GEORGE MASON BANKSHARES, INC.
By:	/s/ Richard M. Adams
Name:	Richard M. Adams
Title:	President
VIRGINIA COMMERCE BANCORP, INC.
By:	/s/ Peter A. Converse
Name:	Peter A. Converse
Title:	President and Chief Executive Officer
UNITED BANKSHARES, INC.
By:	/s/ Richard M. Adams
Name:	Richard M. Adams
Title:	Chairman of the Board and
Chief Executive Officer